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                                                                     EXHIBIT 21


                         ORBITAL SCIENCES CORPORATION
                  LIST OF SUBSIDIARIES AS OF MARCH 26, 1996


                         Orbital Communications Corporation
                         ORBCOMM USA, L.P.*
                         Orbital Imaging Corporation
                         Orbital Services Corporation
                         Fairchild Space and Defense Corporation
                         Magellan Corporation
                         Magellan Sistemas de Mexico*
                         Magellan Foreign Sales Corp.*
                         MacDonald, Dettwiler Holdings Inc.
                         MacDonald, Dettwiler and Associates Ltd.*
                         MacDonald, Dettwiler Technologies Ltd.*
                         MacDonald Dettwiler Pty Ltd.*
                         PSC USA*
                         MacDonald, Dettwiler Technologies Inc.*
                         PSC Europe*
                         MacDonald, Dettwiler Limited*
                         Earth Observation Sciences Ltd.*
                         MDA (USA) Inc.*
                         Iotek, Inc.*

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*Indirect subsidiary.